LONE STAR INDUSTRIES, INC.
                 INDEX TO FINANCIAL STATEMENTS AND
                    FINANCIAL STATEMENT SCHEDULES

Report of Independent Accountants                           40
Report of Other Independent Accountants                     42

Consolidated Financial Statements:
     Statements of Operations for the Years Ended
       December 31, 1993, 1992 and 1991                     43
     Balance Sheets - December 31, 1993 and 1992            44
     Statements of Changes in Common Shareholders' Equity
      for the Years Ended December 31, 1993, 1992 and 1991 45 Statements of Cash Flows for the Years Ended
       December 31, 1993, 1992 and 1991                     46
     Notes to Financial Statements                          47

Schedules:
       I  Marketable Securities                             92
      IV  Indebtedness of and to Related Parties -
           Not Current                                      93
       V  Property, Plant and Equipment                     94
      VI  Accumulated Depreciation, Depletion and
          Amortization of Property, Plant and Equipment     95
    VIII  Valuation and Qualifying Accounts                 96
       X  Supplementary Income Statement Information        97


The foregoing supporting schedules should be read in conjunction with the consolidated financial statements and notes thereto in the company's 1993 Form 10-K.

The presentation of individual condensed financial information of the registrant is omitted because the restricted net assets of the consolidated subsidiaries do not exceed twenty-five percent of total consolidated net assets at December 31, 1993.

Separate financial statements for Hawaiian Cement, a significant subsidiary of the company, as of and for the year ended June 30, 1994, will be filed as an amendment to Lone Star's 1993 Form 10-K when they become available.

Separate financial statements for Kosmos Cement Company, a significant subsidiary of Lone Star as of and for the year ended
December 31, 1993, are included as Exhibit 28B (See Item 14,
Exhibits, Financial Statement Schedules and Reports on Form 8-K on page 91).

Separate financial statements for the company's other fifty percent or less owned companies or joint ventures are omitted because such subsidiaries individually do not constitute a significant subsidiary at December 31, 1993.

Schedules other than those listed above are omitted because the information required is not applicable or is included in the financial statements or notes thereto. Columns omitted from schedules filed are omitted because the information is not applicable.



ITEM 8.   CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

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